Exhibit 24(2)(r)(2)












                     EMPLOYEE INVESTMENT TRANSACTION POLICY

                                       For

                     BLACKROCK INVESTMENT ADVISER COMPANIES







                                                  Effective March 1, 2000


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                     EMPLOYEE INVESTMENT TRANSACTION POLICY

                                TABLE OF CONTENTS

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TABLE OF CONTENTS .......................................................................................i

I. PREAMBLE 1

         A.       General Principles.....................................................................1

         B.       The General Scope Of The Policy's
                  Application To Personal Investment
                  Transactions...........................................................................3

         C.       The Organization Of This Policy........................................................3

         D.       Questions..............................................................................4

II.      PERSONAL INVESTMENT TRANSACTIONS................................................................4

         A.       In General.............................................................................4

         B.       Reporting Obligations..................................................................4

                  1.       Use Of Broker-Dealers And Futures Commission Merchants........................4

                  2.       Initial Report................................................................4

                  3.       New Accounts..................................................................6

                  4.       Timely Reporting Of Investment Transactions...................................6

                  5.       Related Accounts..............................................................6

                  6.       Annual Holdings Report........................................................6

                  7.       Exemptions From Reporting.....................................................7

         C.       Prohibited Or Restricted Investment Transactions.......................................8

                  1.       Initial Public Offerings......................................................8

                  2.       Private Placements............................................................8

         D.       Investment Transactions Requiring Prior Notification...................................8

                  1.       Prior Notification Procedure..................................................9

                  2.       Exemptions From Prior Notification............................................9

                           (a)      Transactions Exempt From Prior Notification..........................9
                           (b)      Securities Exempt From Prior Notification...........................10
                           (c)      Futures Contracts Exempt From Prior Notification....................10

         E.       Ban On Short-Term Trading Profits.....................................................11

         F.       Blackout Periods  ....................................................................11

                  1.       Specific Blackout Periods....................................................11

                  2.       Exemptions From Blackout Restrictions........................................12

III.     INSIDE INFORMATION AND SERVICE AS A DIRECTOR...................................................13

         A.       Inside Information....................................................................13

         B.       Service As A Director.................................................................13

IV.      EXEMPTIONS.....................................................................................14

V .      COMPLIANCE.....................................................................................14

         A.       Certifications .......................................................................14

                  1.       Upon Receipt Of This Policy..................................................14

                  2.       Annual Certificate Of Compliance.............................................15

         B.       Supervisory Procedures................................................................15

                  1.       The Compliance Committee.....................................................15

                  2.       The Compliance Officer.......................................................15

                  3.       Post-Trade Monitoring And Investigations.....................................16

                  4.       Remedial Actions.............................................................16

                  5.       Reports Of Material Violations...............................................17

                  6.       Annual Reports...............................................................17

VI. EFFECTIVE DATE         .............................................................................17

Appendices

I. Definitions Of Capitalized Terms II. Acknowledgment Of Receipt Of The Policy III. Annual Certification Of Compliance With The Policy III-A. Annual Holdings Report IV. Initial Report Of Accounts

V-A. Request For Duplicate Broker Reports (For persons not associated with BlackRock Investments, Inc.)

V-B. Request For Duplicate Broker Reports (For persons associated with BlackRock Investments, Inc.)

VI. Investment Transaction Prior Notification Form VII. Fully Discretionary Account Form
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                     EMPLOYEE INVESTMENT TRANSACTION POLICY

                   FOR BLACKROCK INVESTMENT ADVISER COMPANIES

I. PREAMBLE

         A.       General Principles

         This Employee Investment Transaction Policy (the "Policy") is based on the principle that you, as an officer, director or other Advisory Employee of an Advisor affiliated with BiackRock, Inc. ("BlackRock"), owe a fiduciary duty of undivided loyalty to the registered investment companies, institutional investment clients, personal trusts and estates, guardianships, employee benefit trusts, and other Advisory Clients which that Advisor serves.(1) Accordingly, you must avoid transactions, activities, and relationships that might interfere or appear to interfere with making decisions in the best interests of those Advisory Clients.


----------------------------

(1) This Policy uses a number of capitalized terms, e.g., Advisor, Advisory Client, Advisory Employee, Beneficial Ownership, Exempt Security, Fixed Income Security, Fully Discretionary Account, Futures Contract, Immediate Family, Investment Transaction, Personal Account, Portfolio Employee, Portfolio Manager, Related Account, and Security. The first time a capitalized term is used, a definition is stated in the text or in a footnote. The full definitions of these capitalized terms are set forth in Appendix I. To understand your responsibilities under the Policy, it is important that you review and understand all of the definitions of capitalized terms in Appendix I. As indicated in Appendix I:

         The term "Advisor" means any entity affiliated with BiackRock, whether now in existence or formed after the date hereof, that is registered as
         (i) an investment advisor under the Investment Advisers Act of 1940, as amended, or (ii) a broker-dealer under the Securities Exchange Act of 1934, as amended, other than any such investment advisor or broker-dealer that has adopted its own employee investment transaction policy.

         The term "Advisory Client" means a registered investment company, an institutional investment client, a personal trust or estate, a guardianship, an employee benefit trust, or another client with which the Advisor by which you are employed or with which you are associated has an investment management, advisory or sub-advisory contract or relationship.

         The term "Advisory Employee" means an officer, director, or employee of an Advisor, or any other person identified as a "control person" on the Form ADV or the Form BD filed by the Advisor with the U.S. Securities and Exchange Commission, (1) who, in connection with his or her regular functions or duties, generates, participates in, or obtains information regarding that Advisor's purchase or sale of a Security by or on behalf of an Advisory Client; (2) whose regular functions or duties relate to the making of any recommendations with respect to such purchases or sales; (3) who obtains information or exercises influence concerning investment recommendations made to an Advisory Client of that Advisor; or (4) who has line oversight or management responsibilities over employees described in (1), (2) or (3 ), above.



         At all times, you must observe the following general principles:

         1. You must place the interests of Advisory Clients first. As a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of Advisory Clients. You must adhere to this general fiduciary principle as well as comply with the Policy's specific provisions. Technical compliance with the Policy will not automatically insulate from scrutiny any Investment Transaction(2) that indicates an abuse of your fiduciary duties or that creates an appearance of such abuse.

----------------------------

(2) For purposes of this Policy, the term "Investment Transaction" means any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest.

         As a general matter, the term "Security" means any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment), limited partnership interest or investment contract other than an Exempt Security (as defined above). The term "Security" includes an option on a Security, an index of Securities, a currency or a basket of currencies, including such an option traded on the Chicago Board of Options Exchange or on the New York, American, Pacific or Philadelphia Stock Exchanges as well as such an option traded in the over-the-counter market. The term "Security" does not include a physical commodity or a Futures Contract.

         The term "Futures Contract" includes (a) a futures contract and an option on a futures contract traded on a U.S. or foreign board of trade, such as the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, or the London International Financial Futures Exchange (a) "Publicly-Traded Futures Contract"), as well as (b) a forward contract, a "swap", a "cap", a "collar", a "floor" and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities) (a "Privately-Traded Futures Contract").

         As a general matter, you are considered to have a "Beneficial Ownership" interest in a Security or Futures Contract if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in that Security or Futures Contract. You are presumed to have a Beneficial Ownership interest in any Security or Futures Contract held, individually or jointly, by you and/or by a member of your Immediate Family (as defined below). In addition, unless specifically excepted by the Compliance Officer based on a showing that your interest or control is sufficiently attenuated to avoid the possibility of a conflict, you will be considered to have a Beneficial Ownership interest in a Security held by: (1) a joint account to which you are a party, (2) a partnership in which you are a general partner,
(3) a limited liability company in which you are a manager-member, (4) a trust in which you or a member of your Immediate Family has a pecuniary interest or
(5) an investment club in which you are a member.

         See Appendix I for more complete definitions of the terms "Beneficial Ownership," "Futures Contract," and "Security."


             Your fiduciary obligation applies not only to your personal Investment Transactions but also to actions taken on behalf of Advisory Clients. In particular, you may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than for the benefit of the Advisory Client. For example, you would violate this Policy if you caused an Advisory Client to purchase a Security you owned for the purpose of increasing the value of that Security. If you are a Portfolio Employee,(3) you would also violate this Policy if you made a personal investment in a Security that might be an appropriate investment for an Advisory Client without first considering the Security as an investment for the Advisory Client.
----------------------------

(3) The term "Portfolio Employee" means a Portfolio Manager or an Advisory Employee who provides information or advice to a Portfolio Manager, who helps execute a Portfolio Manager's decisions, or who directly supervises a Portfolio Manager. The term "Portfolio Manager" means any employee of an Advisor who has the authority, whether sole or shared or only from time to time, to make investment decisions or to direct trades affecting an Advisory Client.



         2. You must conduct all of your personal Investment Transactions in full compliance with this Policy, the BlackRock, Inc. Insider Trading Policy, the PNC Code of Ethics, and the other policies of The PNC Financial Services Group, Inc. ("PNC") and BlackRock (including the policies that prohibit insider trading or that restrict trading in PNC Securities). BlackRock encourages you and your family to develop personal investment programs. However, those investment programs must remain within boundaries reasonably necessary to insure that appropriate safeguards exist to protect the interests of our Advisory Clients and to avoid even the appearance of unfairness or impropriety. Doubtful situations should be resolved in favor of our Advisory Clients and against your personal Investment Transactions.

         3. You must not take inappropriate advantage of your position. The receipt of investment opportunities, perquisites, gifts or gratuities from persons seeking to do business, directly or indirectly, with BlackRock, an affiliate or an Advisory Client could call into question the independence of your business judgment. Doubtful situations should be resolved against your personal interests.

         B. The General Scope Of The Policy's Application To Personal Investment Transactions

         Rule 17j-1 under the Investment Company Act of 1940, as amended, requires reporting of all personal Investment Transactions in Securities (other than certain "Exempt Securities") by Advisory Employees, whether or not they are Securities that might be purchased or sold by or on behalf of an Advisory Client. This Policy implements that reporting requirement.

         However, since a primary purpose of the Policy is to avoid conflicts of interest arising from personal Investment Transactions in Securities and other instruments that are held or might be acquired on behalf of Advisory Clients, this Policy only places restrictions on personal Investment Transactions in such investments. This Policy also requires reporting and restricts personal Investment Transactions in certain Futures Contracts which. although they are not Securities. are instruments that Advisors buy and sell for Advisory Clients.

         Although this Policy applies to all officers, directors and other Advisory Employees of BlackRock, the Policy recognizes that Portfolio Managers, and the other Portfolio Employees who provide them with advice and who execute their decisions, occupy more sensitive positions than other Advisory Employees, and that it is appropriate to subject their personal Investment Transactions to greater restrictions.

         C.       The Organization Of This Policy

         The remainder of this Policy is divided into four main topics. Section II concerns personal investment transactions. Section III describes restrictions that apply to Advisory Employees who receive inside information or seek to serve on a board of directors or similar governing body. Section 1V outlines the procedure for seeking case-by-case exemptions from the Policy's requirements.
Section V summarizes the methods for ensuring compliance under this Policy. In addition, the following Appendices are also a part of this Policy:

I.       Definitions Of Capitalized Terms

II.      Acknowledgment Of Receipt Of The Policy

III.     Annual Certification Of Compliance With The Policy

IV.      Initial Report Of Accounts

V.       Request For Duplicate Broker Reports

VI.      Investment Transaction Prior Notification Form

VII.     Fully Discretionary Account Form

         D.       Questions

         Questions regarding this Policy should be addressed to the Compliance Officer. If you have any question regarding the interpretation of this Policy or its application to a potential Investment Transaction, you should consult the Compliance Officer before you execute that transaction.

II.      PERSONAL INVESTMENT TRANSACTIONS

         A.       In General

         Subject to the limited exceptions described below, you are required to report all Investment Transactions in Securities and Futures Contracts made by you, a member of your Immediate Family, a trust or an investment club in which you have an interest, or on behalf of any account in which you have an interest or which you direct.(4) In addition, you must provide prior notification of certain Investment Transactions in Securities and Futures Contracts that an Advisor holds or may acquire on behalf of an Advisory Client. (The exercise of an option is an Investment Transaction for purposes of these requirements.) The details of these reporting and prior notification requirements are described below.

----------------------------

(4) The term "Immediate Family" means any of the following persons who reside in your household or who depend on you for basic living support: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.


         B.       Reporting Obligations

                  1.       Use Of Broker-Dealers And Futures
                           Commission Merchants

         You must use a registered broker-dealer or futures commission merchant to engage in any purchase or sale of a publicly traded Security or Futures Contract. This requirement also applies to any purchase or sale of a Security or Futures Contract in which you have, or by reason of the Investment Transaction will acquire, a Beneficial Ownership interest. Thus, as a general matter, any Securities or Futures Contract transactions by members of your Immediate Family will need to be made through a registered broker-dealer or futures commission merchant.

                  2.       Initial Report

         Within 10 days of commencing employment or within 10 days of any event that causes you to become subject to this Policy, you must supply to the Compliance Officer copies of the most recent statements for each and every Personal Account and Related Account that holds or is likely to hold a Security or Futures Contract in which you have a Beneficial Ownership interest, as well as copies of confirmations for any and all transactions subsequent to the effective dates of those statements.(5) These documents should be supplied to the Compliance Officer by attaching them to the form attached hereto as Appendix IV.

----------------------------

(5) The term "Personal Account" means the following accounts that hold or are likely to hold a Security or Futures Contract in which you have a Beneficial Ownership interest:

         o        any account in your individual name;

         o any joint or tenant-in-common account in which you have an interest or are a participant;

         o any account for which you act as trustee, executor, or custodian, and

         o any account over which you have investment discretion or have the power (whether or not exercised) to direct the acquisition or disposition of Securities or Futures Contracts (other than an Advisory Client's account that you manage or over which you have investment discretion), including the accounts of any individual or entity that is managed or controlled directly or indirectly by or through you, such as the account of an investment club to which you belong. There is a presumption that you can control accounts held by members of your Immediate Family sharing the same household. This presumption may be rebutted only by convincing evidence.

The term "Related Account" means any account, other than a Personal Account, that holds a Security or Futures Contract in which you have a direct or indirect Beneficial Ownership interest (other than an account over which you have no investment discretion and cannot otherwise exercise control) and any account (other than an Advisory Client's account) of any individual or entity to whom you give advice or make recommendations with regard to the acquisition or disposition of Securities or Futures Contracts (whether or not such advice is acted upon).


         On that same form you should supply the name of any registered broker-dealer and/or futures commission merchant and the number for any Personal Account and Related Account that holds or is likely to hold a Security or Futures Contract in which you have a Beneficial Ownership interest for which you cannot supply the most recent account statement. You must also certify, where indicated on the form, that the contents of the form and the documents attached thereto disclose all such Personal Accounts and Related Accounts.

         In addition, you must also supply, where indicated on the form, the following information for each Security or Futures Contract in which you have a Beneficial Ownership interest, to the extent that this information is not available from the statements attached to the form:

                  1. A description of the Security or Futures Contract, including its name or title;

                  2. The quantity (e.g., in terms of numbers of shares, units or contracts) and value (in dollars) of the Security or Futures Contract; and

                  3.       The custodian of the Security or Futures Contract.

                  3.       New Accounts

         Upon the opening of a new Personal Account or a Related Account that holds or is likely to hold a Security or a Futures Contract in which you have a Beneficial Ownership interest, you must give written notice to the Compliance Officer of the name of the registered broker-dealer or futures commission merchant for that account, the identifying number for that Personal Account or Related Account and the date that the account was established.

                  4.       Timely Reporting Of Investment Transactions

         You must cause each broker-dealer or futures commission merchant that maintains a Personal Account or a Related Account that holds a Security or a Futures Contract in which you have a Beneficial Ownership interest to provide to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all transactions in that account and of periodic statements for that account ("Duplicate Broker Reports"). A form for that purpose is attached hereto as Appendix V.

In addition, you must report to the Compliance Officer, on a timely basis, any transaction in a Security or Futures Contract in which you have or acquired a Beneficial Ownership interest that was made without the use of a registered broker-dealer or futures commission merchant.

                  5.       Related Accounts

         The reporting obligations described above also apply to any Related Account (as defined in Appendix I) and to any Investment Transaction in a Related Account.

         It is important that you recognize that the definitions of "Personal Account." "Related Account" and "Beneficial Ownership" in Appendix I probably will require you to provide. Or to arrange for the broker-dealer or futures commission merchant to furnish. copies of reports for any account used by or for a member of your Immediate Family or a trust in which you or a member of your Immediate Family has an interest, as well as for any other accounts in which you may have the opportunity, directly or indirectly, to profit or share in the profit derived from any Investment Transaction in that account, including the account of any investment club to which you belong.

                  6.       Annual Holdings Report

         You must report to the Compliance Officer on an annual basis holdings of all Securities and Futures Contracts in which you have a Beneficial Ownership interest. This requirement can generally be satisfied by causing each broker-dealer or futures commission merchant that maintains a Personal Account and/or a Related Account that holds a Security or Futures Contract in which you have a Beneficial Ownership interest to provide to the Compliance Officer, on a timely basis. Duplicate Broker Reports in accordance with the requirements under Section ll.B.4 above. If you have a Beneficial Ownership Interest in a Security or Futures Contract that is not held in an account with a broker-dealer or a futures commission merchant or other custodian from whom the Compliance Officer receives a periodic statement of your Personal Account and/or Related Accounts, you must complete the Annual Holdings Report attached hereto as Appendix III-A and submit it to the Compliance Officer at the time you make your Annual Certification of Compliance in accordance with the requirements under Section V.A.2 of this Policy. The information in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted.

         You must supply, where indicated on the form, the following information for each Security or Futures Contract:

                  1.       Name of the person who owns the Security or Futures
                           Contract;

                  2. A description of the Security or Futures Contract, including its name or title;

                  3. The quantity (e.g., in terms of numbers of shares, units or contracts) and value (in dollars) of the Security or Futures Contract;

                  4.       The valuation date of the Security or Futures
                           Contract; and

                  5.       The custodian of the Security or Futures Contract.

                  7.       Exemptions From Reporting

         You need not report Investment Transactions in any account, including a Fully Discretionary Account,(6) over which neither you nor an Immediate Family Member has or had any direct or indirect influence or control. For example, Investment Transactions in the account of your spouse in an employee benefit plan would not have to be reported if neither you nor your spouse has any influence or control over those Investment Transactions.

----------------------------

(6) The term "Fully Discretionary Account" means a Personal Account or Related Account managed or held by a broker-dealer, futures commission merchant, investment advisor or trustee as to which neither you nor an Immediate Family
Member: (a) exercises any investment discretion; (b) suggests or receives notice of transactions prior to their execution; and (c) you do not otherwise has any direct or indirect influence or control. In addition, to qualify as a Fully Discretionary Account, the individual broker, registered representative or merchant responsible for that account must not be responsible for nor receive advance notice of any purchase or sale of a Security or Futures Contract on behalf of an Advisory Client. To qualify an account as a Fully Discretionary Account, the Compliance Officer must receive and approve a written notice, in the form attached hereto as Appendix VIII, that the account meets the foregoing qualifications as a Fully Discretionary Account.



         You also need not report Investment Transactions in Exempt Securities nor need you furnish, or require a broker-dealer or futures commission merchant to furnish, copies of confirmations or periodic statements for accounts that hold only Exempt Securities.(7) This includes accounts that only hold U.S. Government securities, money market interests, or shares in registered open-end investment companies (i.e., mutual funds). This exemption from reporting will end immediately, however, at such time as there is an Investment Transaction in that account in a Security that is not an Exempt Security.

----------------------------

(7) The term "Exempt Security" means any Security (as defined in Appendix I) not included within the definition of Security in SEC Rule 17j-I(a)(4) under the Investment Company Act of 1940, as amended. including:

         1.       A direct obligation of the Government of the United States;

         2. Shares of registered open-end investment companies (i.e., mutual funds); and

         3. High quality short-term debt instruments, including. but not limited to, bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements.

See Appendix I for a more complete definition of "Exempt Security."



         C.       Prohibited Or Restricted Investment Transactions

         1.       Initial Public Offerings

         As an Advisory Employee, you may not acquire Beneficial Ownership of any Security in an initial public offering, except that, with the approval of the Compliance Committee and the General Counsel of BlackRock, you may acquire Beneficial Ownership of a Security in an initial public offering directed or sponsored by BlackRock. For purposes of this Policy, an initial public offering shall not include the purchase of a Security in an initial public offering by
(i) a savings bank to its depositors, (ii) a mutual insurance company to its policyholders, (iii) an issuer of debt securities (other than debt securities convertible into common or preferred stock) or iv) with respect to an Advisory Employee employed by BlackRock International, Ltd. a building society to its depositors.

         2.       Private Placements

         If you are a Portfolio Employee, you may not acquire Beneficial Ownership of any Security in a private placement, or subsequently sell that interest, unless you have received the prior written approval of the Compliance Officer and of any supervisor designated by the Compliance Officer. Approval will not be given unless a determination is made that the investment opportunity should not be reserved for one or more Advisory Clients, and that the opportunity to invest has not been offered to you by virtue of your position with an Advisor.

         If you have acquired Beneficial Ownership of Securities in a private placement, you must disclose that investment to your supervisor when you play a part in any consideration of any investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a Portfolio Manager who does not have a Beneficial Ownership interest in any Securities of the issuer.

         D.       Investment Transactions Requiring Prior Notification

         You must give prior notification to the Compliance Officer of any Investment Transaction in Securities or Futures Contracts in a Personal Account or Related Account, or in which you otherwise have or will acquire a Beneficial Ownership interest, unless that Investment Transaction, Security or Futures Contract falls into one of the following categories that are identified as "exempt from prior notification." The purpose of prior notification is to permit the Compliance Officer and the Compliance Committee to take reasonable steps to investigate whether that Investment Transaction is in accordance with this Policy. Satisfaction of the prior notification requirement does not, however, constitute approval or authorization of any Investment Transaction for which you have given prior notification. As a result, the primary responsibility for compliance with this Policy rests with you.

         1.       Prior Notification Procedure

         Prior notification must be given by completing and submitting to the Compliance Officer a copy of the prior notification form attached hereto as Appendix VII. No Investment Transaction requiring prior notification may be executed prior to notice by the Compliance Officer that the prior notification process has been completed. The time and date of that notice will be reflected on the prior notification form. Unless otherwise specified, an Investment Transaction requiring prior notification must be placed and executed by the end of trading in New York City or, in the case of Advisory Employees employed by BlackRock International, Ltd., by the end of trading in the United Kingdom on the day of notice from the Compliance Officer that the prior notification process has been completed. If a proposed Investment Transaction is not executed (with the exception of a limit order) within the time specified, you must repeat the prior notification process before executing the transaction. A notice from a Compliance Officer that the prior notification process has been completed is no longer effective if you discover, prior to executing your Investment Transaction, that the information on your prior notification form is no longer accurate, or if the Compliance Officer revokes his or her notice for any other reason.

         The Compliance Officer may undertake such investigation as he or she considers necessary to investigate whether an Investment Transaction for which prior notification has been sought complies with the terms of this Policy and is consistent with the general principles described at the beginning of this Policy.

         As part of that investigation. the Compliance Officer or a designee of the Compliance Officer will determine whether there is a pending buy or sell order in the same equity Security or Futures Contract, or a Related Security, on behalf of an Advisory Client.(8) If such an order exists, the Compliance Officer will not provide notice that the prior notification process has been completed until the Advisory Client's order is executed or withdrawn.

----------------------------

(8) The term "Related Security" means, as to any Security, any instrument related in value to that Security, including, but not limited to, any option or warrant to purchase or sell that Security, and any Security convertible into or exchangeable for that Security.



         2.       Exemptions From Prior Notification

         Prior notification will not be required for the following Investment Transactions.

Securities and Futures Contracts. They are exempt only from the Policy's prior notification requirement, and, unless otherwise indicated, remain subject to the Policy's other requirements, including its reporting requirements.

                  (a) Transactions Exempt From Prior Notification

         Prior notification is not required for any of the following Investment
Transactions:

         1. Any Investment Transaction in a Fully Discretionary Account that has been approved as such by the Compliance Officer.

         2.       Purchases of Securities under dividend reinvestment plans.

         3. Purchases of Securities by an exercise of rights issued to the holders of a class of Securities pro rata, to the extent those rights are issued with respect to Securities of which you have Beneficial Ownership.

         4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

         5. Purchases of common stock of BlackRock, Inc. under the BlackRock, Inc. Employee Stock Purchase Plan.

         6. With respect to Advisory Employees who are employed by BlackRock International, Inc., automatic investments by direct debit into a personal equity plan (PEP), or similar type of plan in Exempt Securities if the pre-notification process was completed for the first such investment.

         7. Investment Transactions made by a person who serves on the Board of Directors of an Advisor and is not involved with the Advisory operations of such Advisor nor engages in the type of activities described under (1) (2) or (3) under the term Advisory Employee as defined in Appendix I.

         8. Investment Transactions in Exchange Traded Funds ("ETFs"), such as the Nasdaq-100 Index Tracking Stock (QQQ), SPDR Trust,
                  (SPY), DIAMONDS Trust, (DIA), Merrill Lynch Semiconductor HOLDRS, (SMH), iSHARES MSCI Japan, (EWJ), Merrill Lynch Biotech HOLDRS, (BBH), Select Sector SPDR Fund - Technology,
                  (XLK), Select Sector SPDR Fund - Financial, (XLF), MidCap SPDR Trust, (MDY), and other ETF's as determined from time to time by the Compliance Committee to have sufficient liquidity as not to present the type of conflict that this policy is designed to protect against. Any questions about whether an ETF not listed in this Section II.D.2.(a) is exempt from prior notification should be directed to the Compliance Officer.

                  (b)      Securities Exempt From Prior Notification

         Prior notification is not required for an Investment Transaction in an Exempt Security, as defined in Appendix I, e.g., U.S. Government securities, shares in registered open-end investment companies (i.e., mutual funds) and "high quality short-term debt instruments" (as defined in Appendix I).

                  (c)      Futures Contracts Exempt From Prior Notification

         Prior notification is not required for an Investment Transaction in the following Futures Contracts:

         1.       Currency futures.

         2.       U.S. Treasury futures.

         3.       Eurodollar futures.

         4. Physical commodity futures (e.g., contracts for future delivery of grain, livestock, fiber or metals).

         5. Futures contracts to acquire Fixed Income Securities issued by a U.S. Government agency, a foreign government or an international or supranational agency.

         6. Futures contracts on the Standard and Poor's 500 (S&P 500) or the Dow Jones Industrial Average or NASDAQ 100 stock indexes.

         7. For Advisory Employees who are employed by BlackRock International, Ltd., futures contracts on the Financial Times Stock Exchange 100 (FTSE) Index.

         E.       Ban On Short-Term Trading Profits

         You may not profit from the purchase and sale, or the sale and purchase, within 60 calendar days, of the same Securities and/or Related Security. Any such short-term trade must be reversed or unwound, or if that is not practical, the profits must be disgorged and distributed in a manner determined by the Compliance Committee.

         This short-term trading ban does not apply to Investment Transactions in Exempt Securities (as defined in Appendix I) or in Futures Contracts. This ban also does not apply to a purchase or sale in connection with a Transaction Exempt From Prior Notification (as described above in Section II.D.2.(a)), a transaction in a Fully Discretionary Account or a transaction exempt from the "blackout" periods pursuant to Section II.F.2 below.

         You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership (including Securities held by Immediate Family members) are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

         F.       Blackout Periods

         Your ability to engage in certain Investment Transactions may be prohibited or restricted during the "blackout" periods described below:

                  1.       Specific Blackout Periods

                           a. You may not purchase or sell a Security, a Related Security, or Futures Contract at a time when you intend or know of another's intention to purchase or sell that same Security, a Related Security, or Futures Contract, on behalf of an Advisory Client of any Advisor (the "Specific Knowledge Blackout Period").

                           b.       In addition, if you are a Portfolio
                                    Employee, you may not purchase or sell a Security, a Related Security or a Futures Contract which you are actively considering or which you have actively considered and rejected for purchase or sale for an Advisory Client within the previous 15 calendar days (the "15-Day Blackout Period") unless the Compliance Officer, after consultation with your supervisor, has approved your Investment Transaction.(9)

----------------------------

(9) SEC Rule 17j-1 places restrictions on the purchase or sale of any "security held or to be acquired" by a registered investment company. Rule 17j-l(a)(10) defines a "security held or to be acquired" by a registered investment company as including any security which, within the most recent 15 days, "is being or has been considered by such company or its investment adviser for purchase by such company."



                           c. Finally, if you are a Portfolio Manager, you may not purchase or sell a Security, a Related Security, or Futures Contract within 7 calendar days before or after a transaction in that Security, a Related Security, or Futures Contract, by an Advisory Client for which you are responsible (the "7-Day Blackout Period").

         For Portfolio Employees or Portfolio Managers, the Compliance Officer will not give such notice until any applicable 15-Day Blackout Period or 7-Day Blackout Period has expired or any required approvals or exemptions have been obtained. An Investment Transaction that violates one of these Blackout restrictions must be reversed or unwound, or if that is not practical, the profits must be disgorged and distributed in a manner determined by the Compliance Committee.

                  2.       Exemptions From Blackout Restrictions

         The foregoing blackout period restrictions do not apply to Investment Transactions in:

         a.       Exempt Securities, as defined in Appendix I.

         b. Securities of a company listed on the Standard & Poor's 100 (S & P 100) Index.

         c. A Futures Contract Exempt From Prior Notification under this Policy (as described above).

         d.       A Fully Discretionary Account.

         e. With respect to Advisory Employees who are employed by BlackRock International, Ltd., securities of a company listed on the Financial Times Stock Exchange 100 (FTSE 100).

         f. Exchange Traded Funds Exempt From Prior Notification under this Policy (as described above).

III.     INSIDE INFORMATION AND SERVICE AS A DIRECTOR

         A.       Inside Information

         As an employee of a subsidiary of PNC and BlackRock, Inc., you must comply with the PNC Insider Trading Policy and the BlackRock, Inc. Insider Trading Policy. A copy of the PNC Insider Trading Policy is included in Section E of the PNC Code of Ethics. A copy of the BlackRock. Inc. Insider Trading Policy was furnished to all employees at the time of its adoption and is furnished to all new employees at the commencement of their employment. In addition, as an Advisory Employee, you must notify the General Counsel of BlackRock if you receive or expect to receive material non-public information about an entity that issues securities. The General Counsel will determine the restrictions, if any, that will apply to your communications and activities while in possession of that information. In general, those restrictions will include:

         1. An undertaking not to trade, either on your own behalf or on behalf of an Advisory Client, in the securities of the entity about which you have material non-public information.

         2. An undertaking not to disclose material non-public information to other Advisory Employees.

         3. An undertaking not to participate in discussions with or decisions by other Advisory Employees relating to the entity about which you have material non-public information.

The General Counsel, in cooperation with the Compliance Officer, will maintain a "restricted list" of entities about which Advisory Employees may have material non-public information. This "restricted list" will be available to the Compliance Officer when he or she conducts investigations or reviews related to the Prior Notification Procedure described previously in Section II(D)(1) or the Post-Trade Monitoring process described below in Section V(B)(3).

         B.       Service As A Director

         You may not serve on the board of directors or other governing board of any entity unless you have received the prior written approval of the General Counsel of PNC, to the extent such approval is required under the terms of the PNC Code of Ethics, and the General Counsel of BlackRock. If permitted to serve on a governing board, an Advisory Employee will be isolated from those Advisory Employees who make investment decisions regarding the securities of that entity, through a "Chinese wall" or other procedures determined by the General Counsel of BlackRock. In general, the "Chinese wall" or other procedures will include:

         1. An undertaking not to trade or to cause a trade on behalf of an Advisory Client in the securities of the entity on whose board you serve.

         2. An undertaking not to disclose material non-public information about that entity to other Advisory Employees.

         3. An undertaking not to participate in discussions with or decisions by other Advisory Employees relating to the entity on whose board you serve.

Any entity on whose board an Advisory Employee serves will be included on the "restricted list" referenced in subsection A, above.

IV.      EXEMPTIONS

         The Compliance Committee, in its discretion, may grant case-by-case exceptions to any of the foregoing requirements, restrictions or prohibitions, except that the Compliance Committee may not exempt any Investment Transaction in a Security (other than an Exempt Security) or a Futures Contract from the Policy's reporting requirements. Exemptions from the Policy's prior notification requirements and from the Policy's restrictions on acquisitions in initial public offerings, short-term trading and trading during blackout periods will require a determination by the Compliance Committee that the exempted transaction does not involve a realistic possibility of violating the general principles described at the beginning of this Policy. An application for a case-by-case exemption, in accordance with this paragraph, should be made in writing to the Compliance Officer, who will promptly forward that written request to the members of the Compliance Committee.

VI.      COMPLIANCE

         A.       Certifications

                  1.       Upon Receipt Of This Policy

         Upon commencement of your employment or the effective date of this Policy, whichever occurs later, you will be required to acknowledge receipt of your copy of this Policy by completing and returning to the Compliance Officer a copy of the form attached hereto as Appendix II. By that acknowledgment, you will also agree:

                  1. To read the Policy, to make a reasonable effort to understand its provisions. and to ask the Compliance Officer questions about those provisions you find confusing or difficult to understand.

                  2. To comply with the Policy, including its general principles, its reporting requirements, its prohibitions, its prior notification requirements, its short-term trading and blackout restrictions.

                  3. To advise the members of your Immediate Family about the existence of the Policy, its applicability to their personal Investment Transactions, and your responsibility to assure that their personal Investment Transactions comply with the Policy.

                  4. To cooperate fully with any investigation or inquiry by or on behalf of the Compliance Officer or the Compliance Committee to determine your compliance with the provisions of the Policy.

In addition, your acknowledgment will recognize that any failure to comply with the Policy and to honor the commitments made by your acknowledgment may result in disciplinary action, including dismissal.

                  2.       Annual Certificate Of Compliance

         You are required to certify on an annual basis, on a copy of the form attached hereto as Appendix III, that you have complied with each provision of your initial acknowledgment (see above). In particular, your annual certification will require that you certify that you have read and that you understand the Policy, that you recognize that you are subject to its provisions, that you complied with the requirements of the Policy during the period to which it applies, and that you have disclosed, reported, or caused to be reported all Investment Transactions required to be disclosed or reported pursuant to the requirements of the Policy and that you have disclosed, reported or caused to be reported all Personal Accounts and Related Accounts that hold or are likely to hold a Security or Futures Contract in which you have a Beneficial Ownership interest. In addition, you will be required to confirm the accuracy of the record of information on file with the Advisor with respect to such Personal Accounts and Related Accounts. If you have a Beneficial Ownership Interest in a Security or Futures Contract that is not reported to the Compliance Officer on a periodic basis through Duplicate Broker Reports, you must complete the Annual Holdings Report (Appendix III-A) as described under Section II.B.6 above and submit it to the Compliance Officer at the time you make your Annual Certification of Compliance. The information in the Annual Holdings Report must be current as of a date no more than 30 days before the report is submitted.

         B.       Supervisory Procedures

                  1.       The Compliance Committee

         The Policy will be implemented, monitored and reviewed by the Compliance Committee. The initial members of the Compliance Committee will be appointed by the management committee of BlackRock. The Compliance Committee, by a simple majority of its members, may appoint new members of the Committee, may replace existing members of the Committee, and may fill vacancies on the Committee. Among other responsibilities, the Compliance Committee will consider requests for case-by-case exemptions (described above) and will conduct investigations (described below) of any actual or suspected violations of the Policy. The Compliance Committee will determine what remedial actions, if any, should be taken by an Advisor in response to a violation of the Policy. The Compliance Committee will also provide reports (described below) regarding significant violations of the Policy and the procedures to implement the Policy. The Compliance Committee may recommend changes to those procedures or to the Policy to the management of the Advisors. Finally, the Compliance Committee will designate one person to act as Compliance Officer for all Advisors.

                  2.       The Compliance Officer

         The Compliance Officer designated by the Compliance Committee will be responsible for the day-to-day administration of the Policy for all Advisors, subject to the direction and control of the Compliance Committee. Based on information supplied by the management of each Advisor, the Compliance Officer will forward a copy of the Policy to each Advisory Employee subject to the Policy and will notify each such person of his or her designation as an Advisory Employee, Portfolio Employee or Portfolio Manager. The Compliance Officer will also be responsible for administration of the reporting and prior notification functions described in the Policy, and will maintain the reports required by those functions. In addition, the Compliance Officer will attempt to answer any questions from an Advisory Employee regarding the interpretation or administration of the Policy. When necessary or desirable, the Compliance Officer will consult with the Compliance Committee about such questions. The Compliance Officer may designate one or more Assistant Compliance Officers to whom the Compliance Officer may delegate any of the duties described in this paragraph or in the succeeding paragraph and who shall be empowered to act on the Compliance Officer's behalf when the Compliance Officer is absent or unavailable.

                  3.       Post-Trade Monitoring And Investigations

         The Compliance Officer will review the Duplicate Broker Reports and other information supplied for each Advisory Employee so that the Compliance Officer can detect and prevent potential violations of the Policy. This information may also be disclosed to the Advisor's auditors, attorneys and regulators. If, based on his or her review of information supplied for an Advisory Employee, or based on other information, the Compliance Officer suspects that the Policy may have been violated, the Compliance Officer will perform such investigations and make such inquiries as he or she considers necessary. You should expect that, as a matter of course, the Compliance Officer will make inquiries regarding any personal Investment Transaction in a Security or Futures Contract that occurs on the same day as a transaction in the same Security or Futures Contract on behalf of an Advisory Client. If the Compliance Officer reaches a preliminary conclusion that an Advisory Employee may have violated this Policy, the Compliance Officer will report that preliminary conclusion in a timely manner to the Compliance Committee and will furnish to the Committee all information that relates to the Compliance Officer's preliminary conclusion. The Compliance Officer may also report his or her preliminary conclusion and the information relating to that preliminary conclusion to the Advisor's auditors. attorneys and regulators.

         Promptly after receiving the Compliance Officer's report of a possible violation of the Policy, the Compliance Committee, with the aid and assistance of the Compliance Officer, will conduct an appropriate investigation to determine whether the Policy has been violated and will determine what remedial action should be taken by the Advisor in response to any such violation(s). For purposes of these determinations. a majority of the Compliance Committee will constitute a quorum and action taken by a simple majority of that quorum will constitute action by the Committee.

                  4.       Remedial Actions

         The remedial actions that may be recommended by the Compliance Committee may include, but are not limited to, disgorgement of profits, imposition of a fine, censure, demotion, suspension or dismissal. As part of any sanction, e.g., for violation of the Policy's restrictions on short-term trading or trading during blackout periods, you may be required to reverse or unwind a transaction and to forfeit any profit or to absorb any loss from the transaction. If an Investment Transaction may not be reversed or unwound, you may be required to disgorge any profits associated with the transaction, which profits will be distributed in a manner prescribed by the Compliance Committee in the exercise of its discretion. Profits derived from Investment Transactions in violation of this Policy may not be offset by any losses from Investment Transactions in violation of this Policy. Finally, evidence suggesting violations of criminal laws will be reported to the appropriate authorities, as required by applicable law.

         In determining what, if any, remedial action is appropriate in response to a violation of the Policy, the Compliance Committee will consider, among other factors, the gravity of your violation, the frequency of your violations, whether any violation caused harm or the potential of harm to any Advisory Client, whether you knew or should have known that your Investment Transaction violated the Policy, whether you engaged in an Investment Transaction with a view to making a profit on the anticipated market action of a transaction by an Advisory Client, your efforts to cooperate with the Compliance Officer's investigation, and your efforts to correct any conduct that led to a violation. In rare instances, the Compliance Committee may find that, for equitable reasons, no remedial action should be taken.

                  5.       Reports Of Material Violations

         In a timely manner, and not less frequently than annually, the Compliance Committee will report to the management committee of BlackRock and to the directors or trustees of each investment company that is an Advisory Client, any known material violation of the Policy and sanctions imposed in response to the material violation. Evidence suggesting violations of criminal laws will be reported to the appropriate authorities, as required by applicable law.

                  6.       Annual Reports

         The Compliance Committee will furnish an annual report to the management committee of BlackRock, and to the directors or trustees of each investment company that is an Advisory Client, that, at a minimum, will:

         1. Summarize existing procedures and restrictions concerning personal investing by Advisory Employees and any changes in those procedures and restrictions that were made during the previous year;

         2. Describes any issues arising under the Policy since the last report, including, but not limited to, information about any material violations of the Policy or procedures and the sanctions imposed in response to those violations; and

         3. Describe any changes in existing procedures or restrictions that the Compliance Committee recommends based upon its experience under the Policy, evolving industry practices, or developments in applicable laws or regulations.

VI.      EFFECTIVE DATE

         The provisions of this Policy will take effect on October 1, 1998. Amendments to this Policy will take effect at the time such amendments are promulgated and distributed to the Advisory Employees governed by this Policy.

                                   APPENDIX I

                        Definitions Of Capitalized Terms

         The following definitions apply to the capitalized terms used in the
Policy:

Advisor

         The term "Advisor" means any entity affiliated with BlackRock, whether now in existence or formed after the date hereof, that is registered as (i) an investment advisor under the Investment Advisers Act of 1940, as amended, or
(ii) a broker-dealer under the Securities Exchange Act of 1934, as amended, other than any such investment advisor or broker-dealer that has adopted its own employee investment transaction policy.

Advisor Client

         The term "Advisory Client" means a registered investment company, an institutional investment client, a personal trust or estate, a guardianship, an employee benefit trust, or another client with which the Advisor by which you are employed or with which you are associated has an investment management. advisory or sub-advisory contract or relationship.

Advisory Employee

         The term "Advisory Employee" means an officer, director, or employee of an Advisor, or any other person identified as a "control person" on the Form ADV or the Form BD filed by the Advisor with the U.S. Securities and Exchange Commission, (1) who, in connection with his or her regular functions or duties, generates, participates in, or obtains information regarding that Advisor's purchase or sale of a Security by or on behalf of an Advisory Client; (2) whose regular functions or duties relate to the making of any recommendations with respect to such purchases or sales; or (3) who obtains information or exercises influence concerning investment recommendations made to an Advisory Client of that Advisor or who has line oversight or management responsibilities over employees who obtain such information or who exercise such influence.

Beneficial Ownership

         As a general matter, you are considered to have a "Beneficial Ownership" interest in a Security or Futures Contract if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in that Security. You are presumed to have a Beneficial Ownership interest in any Security or Futures Contract held, individually or jointly, by you and/or by a member of your Immediate Family (as defined below). In addition, unless specifically excepted by the Compliance Officer based on a showing that your interest or control is sufficiently attenuated to avoid the possibility of a conflict, you will be considered to have a Beneficial Ownership interest in a Security or Futures Contract held by: (1) a joint account to which you are a party, (2) a partnership in which you are a general partner, (3) a limited liability company in which you are a manager-member, or (4) a trust in which you or a member of your Immediate Family has a pecuniary interest. Although you may have a Beneficial Ownership interest in a Security or Futures Contract held in a Fully Discretionary Account (as defined below), the application of this Policy to such a Security or Futures Contract may be modified by the special exemptions provided for Fully Discretionary Accounts.

         As a technical matter, the term "Beneficial Ownership" for purposes of this Policy will be interpreted in the same manner as it would be under SEC Rule 16a-1(a)(2) in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

BlackRock

         The term "BlackRock" means BlackRock, Inc.

Compliance Committee

         The term "Compliance Committee" means the committee of persons who have responsibility for implementing, monitoring and reviewing the Policy, in accordance with Section V(B)(1) of the Policy.

Compliance Officer

         The term "Compliance Officer means the person designated by the Compliance Committee as responsible for the day-to-day administration of the Policy in accordance with Section V(B)(2) of the Policy.

Duplicate Broker Reports

         The term "Duplicate Broker Reports" means duplicate copies of confirmations of transactions in your Personal or Related Accounts and of periodic statements for those accounts.

Exempt Security

         The term "Exempt Security" means any Security (as defined below) not included within the definition of Security in SEC Rule 17j-1(a)(4) under the Investment Company Act of 1940, as amended, including:

         1.       A direct obligation of the Government of the United States;

         2.       Shares of registered open-end investment companies; and

         3. High quality short-term debt instruments, including, but not limited to, bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements. For these purposes, a "high quality short-term debt instrument" means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

         4. For Advisory Employees employed by BlackRock International, Ltd., shares of authorized unit trusts, open-ended investment companies (OEIC's) and direct obligations of the Government of the United Kingdom.

Fixed Income Securities

         For purposes of this Policy, the term "Fixed Income Securities" means fixed income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States, corporate debt Securities, mortgage-backed and other asset-backed Securities, fixed income Securities issued by state or local governments or the political subdivisions thereof, structured notes and loan participations, foreign government debt Securities, and debt Securities of international agencies or supranational agencies. For purposes of this Policy, the term "Fixed Income Securities" will not be interpreted to include U.S. Government Securities or any other Exempt Security (as defined above).

Fully Discretionary Account

         The term "Fully Discretionary Account" means a Personal Account or Related Account (as defined below) managed or held by a broker-dealer, futures commission merchant, investment advisor or trustee as to which neither you nor an Immediate Family Member (as defined below): (a) exercises any investment discretion; (b) suggests or receives notice of transactions prior to their execution; and (c) otherwise has any direct or indirect influence or control. In addition, to qualify as a Fully Discretionary Account, the individual broker, registered representative or merchant responsible for that account must not be responsible for nor receive advance notice of any purchase or sale of a Security or Futures Contract on behalf of an Advisory Client. To qualify an account as a Fully Discretionary Account, the Compliance Officer must receive and approve a written notice, in the form attached hereto as Appendix VIII, that the account meets the foregoing qualifications as a Fully Discretionary Account.

Futures Contract

         The term "Futures Contract" includes (a) a futures contract and an option on a futures contract traded on a U.S. or foreign board of trade, such as the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, or the London International Financial Futures Exchange (a "Publicly-Traded Futures Contract"), as well as (b) a forward contract, a "swap", a "cap", a "collar", a "floor" and an over-the-counter option (other than an option on a foreign currency, an option on a basket of currencies, an option on a Security or an option on an index of Securities, which fall within the definition of "Security") (a "Privately-Traded Futures Contract"). You should consult with the Compliance Officer if you have any doubt about whether a particular Investment Transaction you contemplate involves a Futures Contract. For purposes of this definition, a Publicly-Traded Futures Contract is defined by its expiration month, i.e., a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in June is treated as a separate Publicly-Traded Futures Contract, when compared to a Publicly-Traded Futures Contract on a U.S. Treasury Bond that expires in July.

Immediate Family

         The term "Immediate Family" means any of the following persons who reside in your household or who depend on you for basic living support: your spouse, any child, stepchild, grandchild, parent, stepparent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any adoptive relationships.

Investment Transaction

         For purposes of this Policy, the term "Investment Transaction" means any transaction in a Security or Futures Contract in which you have, or by reason of the transaction will acquire, a Beneficial Ownership interest. The exercise of an option to acquire a Security or Futures Contract is an Investment Transaction in that Security or Futures Contract.

Personal Account

         The term "Personal Account" means the following accounts that hold or are likely to hold a Security or Futures Contract in which you have a Beneficial Ownership interest:

         o        any account in your individual name;

         o any joint or tenant-in-common account in which you have an interest or are a participant;

         o any account for which you act as trustee, executor, or custodian; and

         o any account over which you have investment discretion or have the power (whether or not exercised) to direct the acquisition or disposition of Securities or Futures Contracts (other than an Advisory Client's account that you manage or over which you have investment discretion), including the accounts of any individual or entity that is managed or controlled directly or indirectly thereby or through you. There is a presumption that you can control accounts held by members of your Immediate Family sharing the same household. This presumption may be rebutted only by convincing evidence.

Policy

         The term "Policy" means this Employee Investment Transaction Policy.

Portfolio Employee

         The term "Portfolio Employee" means a Portfolio Manager or an Advisory Employee who provides information or advice to a Portfolio Manager. who helps execute a Portfolio Manager's decisions, or who directly supervises a Portfolio Manager.

Portfolio Manager

         The term "Portfolio Manager" means any employee of an Advisor who has the authority. whether sole or shared or only from time to time, to make investment decisions or to direct trades affecting an Advisory Client.

Related Account

         The term "Related Account" means any account, other than a Personal Account, that holds a Security or Futures Contract in which you have a direct or indirect Beneficial Ownership interest (other than an account over which you have no investment discretion and cannot otherwise exercise control) and any account (other than an Advisory Client's account) of any individual or entity to whom you give advice or make recommendations with regard to the acquisition or disposition of Securities or Futures Contracts (whether or not such advice is acted upon).

Related Security

         The term "Related Security" means, as to any Security, any instrument related in value to that Security, including. but not limited to, any option or warrant to purchase or sell that Security, and any Security convertible into or exchangeable for that Security. For example, the purchase and exercise of an option to acquire a Security is subject to the same restrictions that would apply to the purchase of the Security itself.

Security

         As a general matter, the term "Security" means any stock, note, bond, debenture or other evidence of indebtedness (including any loan participation or assignment), limited partnership interest, or investment contract, other than an Exempt Security (as defined above). The term "Security" includes an option on a Security, an index of Securities, a currency or a basket of currencies, including such an option traded on the Chicago Board of Options Exchange or on the New York, American Pacific, or Philadelphia Stock Exchanges as well as such an option traded in the over-the-counter market. The term "Security" does not include a physical commodity or a Futures Contract. The term "Security" may include an interest in a limited liability company (LLC) or in a private investment fund.

         As a technical matter, the term "Security" has the meaning set forth in
Section 2(a)(36) of the Investment Company Act of 1940, which defines a Security to mean:

         Any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust-certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or instrument commonly known as a "security",or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, warrant or right to subscribe to or purchase any of the foregoing, except that the term "Security" does not include any Security that is an Exempt Security (as defined above). a Futures Contract (as defined above), or a physical commodity (such as foreign exchange or a precious metal).

                            PFPC DISTRIBUTORS, INC.
                              (and subsidiaries)
                                CODE OF CONDUCT
                                April 20, 2001

This Code of Conduct has been adopted by the Firm's Board of Directors for the purpose of avoiding and preventing certain actions constituting conflicts of interest with the investment activities of a Fund or Funds for which the Firm acts as distributor. This Code of Conduct applies to all officers, directors, employees or associated persons of the Firm. The terms and conditions of this Code shall supersede those of the PFPC Worldwide, Inc. Code of Conduct (the "PFPC Code") to the extent that any term or condition of this Code is inconsistent with the PFPC Code.

I.       Definitions

         The following definitions shall apply herein:

         1. "Access Person" shall mean any Firm director or officer who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Fund for which the Firm acts as distributor, or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to such Fund regarding the purchase or sale of Covered Securities. An individual shall be considered as Access Person only with respect to the Fund to which the foregoing definition applies. A list of the current Access Persons is attached to this Code as Appendix A.

         2. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Application of this definition is explained in more detail in Appendix B hereto.

         3. "Code" shall mean this Code of Conduct.

         4. "Covered Security" (in the plural, "Covered Securities") shall mean any security or securities referred to in Section 2(a)(36) of the Investment Company Act of 1940 (the "1940 Act") (including any option, contract, warrant or exercisable right to purchase or sell any security) with the following exceptions: direct obligations issued or guaranteed by the United States; short-term securities issued or guaranteed by an agency or instrumentality of the United States; commercial paper; bankers' acceptances; bank certificates of deposit; commercial paper and high quality short-term debt instruments, including repurchase agreements; shares of open-end registered investment companies; and any other securities excepted by Rule 17j-1 under the 1940 Act.

         5. "Firm" shall mean PFPC Distributors, Inc.

         6. "Designated Person" shall mean any person designated by the Firm to be authorized to take actions to carry out policies and procedures set forth in the Code. As of the date of this Code, the President and Chief Compliance Officer for the Firm has been named the Designated Persons.

         7. "Employee" (in the plural, "Employees") shall mean each person registered as a representative of the Firm with the National Association of Securities Dealers, Inc.

         8. "Fund" (in the plural, "Funds") shall mean any registered investment company or investment portfolio for which the Firm acts as distributor.

         9. "Material Information" shall mean information (i) which can reasonably be expected to have a material impact on the financial condition or operations of a Firm or (ii) which an investor would consider important in determining whether to buy or sell securities of an issuer.

         10. "Personal Account" shall mean any account used for the purchase and sale of securities in which an Employee has a direct or indirect Beneficial Ownership.

         11. "Purchase or Sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         12. "Security Held or to be Acquired by the Fund" shall mean any Covered Security, which, within the most recent 15 days: (a) is being held by the Fund; or (b) is being or has been considered by the Fund or its investment adviser for purchase by the Fund, and any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

II.      Reporting Requirements

         A. Initial Holdings Reports

         No later than 10 days after a person becomes an Access Person, every Access Person must file with the Chief Compliance Officer an initial holdings report which shall set forth the following information:

         (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

         (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

         (c) the date that the report is submitted by the Access Person.

         A sample of the form of report is attached to this Code as Appendix
C.

         B. Quarterly Transaction Reports

         Every Access Person must file with the Chief Compliance Officer not later than 10 days after the end of each calendar quarter a confidential personal securities transaction report for such quarter setting forth for every transaction in a Covered Security in the Access Person's Personal Account the following information:

         (a) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

         (b) the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition including gifts, exercise of conversion rights, exercise or sale of subscription rights, reinvestment of dividends and receipt of stock splits or stock dividends);

         (c) the price at which the transaction was effected;

         (d) the name of the broker, dealer, bank, other corporation, or person with or through whom the transaction was effected; and

         (e) the date the report is submitted by the Access Person.

         A sample of the form of report is attached to this Code as Appendix
D.

         An Access Person need not make a quarterly transaction report if the report would duplicate information contained in the broker trade confirmations or account statements received by the Firm with respect to the Access Person, if all of the information required is contained in the broker trade confirmations or accounts statements or the records of the Firm.

         C. Annual Holdings Reports

         Annually every Access Person must file with the Chief Compliance Officer a confidential personal securities transaction report (which must be current as of a date no more than 30 days before the report is submitted) setting forth for every transaction in a Covered Security in the Access Person's Personal Account the following information:

         (a) the title, number of shares and principal amount of each Covered Security in which the Access person had an direct or indirect beneficial ownership;

         (b) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

         (c) the date the report is submitted by the Access Person.

         A sample of the form of report is attached to this Code as Appendix
E.

         D. Statement Regarding Beneficial Ownership

         Any such report may contain a statement to the effect that such report shall not be construed as an admission by the reporting person as to any direct or indirect beneficial ownership of the Security or Securities to which the report relates.

         E. Exception to Reporting Requirements

         No Access Person shall be required to make the foregoing report where the Firm (i) is not an affiliated person of any Fund or any investment adviser of any Fund and (ii) has no officers, directors or general partners who serve as officers, directors or general partners of such Fund or any such investment adviser. As of the date of this Code, the foregoing exception to reporting applies to all Access Persons. The Designated Supervisory Person shall notify all Access Persons immediately in the event that the exception to the reporting requirement is no longer applicable.

III.     Restrictions on Personal Securities Transactions by Employees

         A. Unlawful Actions

         It is unlawful for any Employee, Firm director or Firm officer, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

         (a) to employ any device scheme or artifice to defraud the Fund;

         (b) to make any untrue statement of a material fact to the Fund or to omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances in which they are made, not misleading;

         (c) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

         (d) to engage in any manipulative practice with respect to the Fund.

         B. Trading Restrictions During Certain Periods

         No Employee, Firm director or Firm officer may, directly or indirectly, purchase or sell a Covered Security for his or her Personal Account if such individual knows or, in the ordinary course of fulfilling his or her duties as an Employee, Firm director or Firm officer, should know that
(i) a purchase or sale of such Covered Security by a Fund is being considered by the Fund or its investment adviser, or (ii) during the five (5) business day period immediately preceding the date of the transaction in a Covered Security by the Employee, Firm director or Firm officer, such Security was purchased or sold by a Fund.

         C. Trading Restrictions While in Possession of Non-Public Material Information

         No Employee, Firm director or Firm officer may, directly or indirectly, purchase or sell a Covered Security for his or her Personal Account while such individual possesses non-public Material Information relating to that Covered Security or its issuer. The most common examples of information that is "non-public" are: (i) information that has neither been published by any news agency nor filed with the Securities and Exchange Commission as part of a publicly available filing and (ii) information that has been discussed only within the confines of a board meeting.

         D. Violations

         Any Employee, Firm officer or Firm director who has violated Sections III (A), (B) or (C) of the Code or who knows of such a violation by another Employee, Firm director or Firm officer shall immediately notify the Designated Person, in writing, of such violation.

         E. General

         Apart from the specific restrictions set forth in Sections II and III of the Code, purchases and sales should be arranged in such a way as to avoid transactions contrary to the intent of this Code. Any attempt by an Employee, Firm director or Firm officer to do indirectly what this Code is meant to prohibit will be deemed a direct violation hereof. If there is any doubt whether your transactions may be in conflict with the intent of this Code you should check before buying or selling with the Designated Person.

         F. Registered Investment Adviser Employees

         Certain associated persons of the Firm may also be employees of a registered investment adviser and, accordingly, subject to codes of conduct, including restrictions on personal securities transactions, more stringent than those set forth in this Code. The Firm will rely on the registered investment advisers to enforce their codes of conduct.

         G. Sanctions

         If the Designated Person determines that a violation of the Code has occurred, she shall so advise the Firm's Board of Directors for referral to the Executive Management Committee of PFPC Worldwide, Inc., the parent of the Firm (the "Committee"). The Committee may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure or suspension or termination of the employment of the violator. In any event, (i) any Employee, Firm director or Firm officer who violates Section III (A) or (B) of the Code shall be subject to disciplinary action which may include termination of registration with the Firm and (ii) any profit realized from a securities transaction that violates Section III (A) or (B) of the Code shall be disgorged as directed by the Committee.

IV.      Annual Certification

         On an annual basis, each Employee, Firm director and Firm officer shall certify in writing that such individual has read and understands the Code and has complied with all of its provisions during the preceding year in which the Code was in effect. The annual certification is attached to the Code. (Upon employment, each employee will receive the Code and sign an initial "Certification of Receipt.")

V.       Miscellaneous

         A. Administration of the Code

         1. The Firm shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code.

         2. No less frequently than annually, the Firm shall furnish to the Fund's board of directors a written report that

         (a) describes any issues arising under the Code since the last report to the board of directors, including, but not limited to, information about material violations of the Code and sanctions imposed in response to material violations; and

         (b) certifies that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

         B. Records

         1. The Firm shall maintain records in the manner and to the extent set forth below, which records may be maintained in any manner described in Rule 31a-2(f)(1) under the 1940 Act, as follows:

         (a) a copy of the Code and any other code which is, or at any time within the past five years has been in effect, shall be preserved in an easily accessible place;

         (b) a record of any violation of the Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

         (c) a copy of each certification made by an Employee, Firm director or Firm officer pursuant to the Code (including any information provided in lieu of reports under Section II(B) of the Code) shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place;

         (d) a record of all persons, currently or within the last five years, who are or were required to make reports under Section II of the Code, or who are or were responsible for reviewing these reports, shall be preserved in an easily accessible place; and

         (e) a copy of each report required by Section V(A)(2) shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         2. The Firm shall make such records available for examination at the Firm headquarters by representatives of the Securities and Exchange Commission at such time as said representatives may reasonably request.

         3. Except as may be required pursuant to Section III (E) and Section V (A)(2) of the Code, all reports and any other information of a personal nature shall be treated as confidential by the Designated Supervisory Person.

         C. Interpretation of Code

         The Designated Person in consultation with the Firm's Chief Legal Officer shall determine how the provisions of the Code shall be interpreted, and may from time to time establish administrative procedures to assist in carrying out the intent of the Code.

                                  APPENDIX A

                            LIST OF ACCESS PERSONS

        NAME                  TITLE                             ACCESS PERSON?

Robert Crouse           Director                                        No*
Michael DeNofrio        Director, President, Chief Executive            No*
                        Officer, & Chairman
Susan Keller            Directors                                       No*
Rita Adler              Chief Compliance Officer                        No*
Christine Ritch         Chief Legal Officer, Secretary & Clerk          No*
Craig Stokarski         Treasurer                                       No*
Bradley Stearns         Assistant Secretary & Assistant Clerk           No*
Doug Castagna           Controller & Assistant Treasurer                No*
Donald L. Wilson        Assistant Secretary & Assistant Clerk           No*

*Not an Access Person because (1) such person does not in the ordinary course of his/her business make, participate in or obtain information regarding the purchase or sale of securities for a Fund; and (2) such person's duties as part of the ordinary course of his/her business do not relate to the making of any recommendation to such Fund regarding the purchase or sale of securities.

                                  APPENDIX B

This Code of Conduct relates to the purchase or sale of securities of which a person has a direct or indirect "beneficial ownership" except for purchases or sales in accounts over which the person has no direct or indirect influence or control as described below.

Beneficial Ownership

"Beneficial ownership" means that one directly or indirectly, by written or unwritten understanding, has a (or shares a direct or indirect) financial interest regardless of who is the owner of record. Financial interest means the opportunity, directly or indirectly, to participate in the risks and rewards of a transaction. Securities owned by a person or by a trust of which one has a beneficial ownership or a similar arrangement include, but are not limited to:

(1) Securities owned by your spouse, your minor children and relatives of you and your spouse who live in your home, including trusts of which such persons are beneficiaries (other than interests in a trust over which neither you nor such person has any direct or indirect influence or control over investments);

(2) A proportionate interest in securities held by a partnership of which you are a general partner;

(3) Securities in which you have a right to dividends that is separated or separable from the underlying securities;

(4) Securities that you have a right to acquire through the exercise or conversion of another security, whether or not presently exercisable; and

(5) Securities held in accounts from which you receive a performance related fee based on less than one year's performance.

You do not have a financial interest in securities held by a corporation of which you are not a controlling shareholder and do not have or share investment control over its portfolio.

No Influence or Control

The Code does not apply to purchases and sales of securities effected in any account over which you do not have "any direct or indirect influence or control". However, this "no direct or indirect influence or control" exception is limited to few situations. The principal one is that described in paragraph
(1) above, where securities are held in a trust, in which you have a beneficial interest, but where you are not the Trustee and have no control or influence over the Trustee.

                             Wellington Management Company, llp
                             Wellington Trust Company, na
                             Wellington Management International Ltd
                             Wellington International Management Company Pte Ltd

                             Code of Ethics

Summary Wellington Management Company, llp and its affiliates have a fiduciary duty to investment company and investment counseling clients which requires each employee to act solely for the benefit of clients. Also, each employee has a duty to act in the best interest of the firm. In addition to the various laws and regulations covering the firm's activities, it is clearly in the firm's best interest as a professional investment advisory organization to avoid potential conflicts of interest or even the appearance of such conflicts with respect to the conduct of the firm's employees. Wellington Management's personal trading and conduct must recognize that the firm's clients always come first, that the firm must avoid any actual or potential abuse of our positions of trust and responsibility, and that the firm must never take inappropriate advantage of its positions. While it is not possible to anticipate all instances of potential conflict, the standard is clear.

                             In light of the firm's professional and legal responsibilities, we believe it is appropriate to restate and periodically distribute the firm's Code of Ethics to all employees. It is Wellington Management's aim to be as flexible as possible in its internal procedures, while simultaneously protecting the organization and its clients from the damage that could arise from a situation involving a real or apparent conflict of interest. While it is not possible to specifically define and prescribe rules regarding all possible cases in which conflicts might arise, this Code of Ethics is designed to set forth the policy regarding employee conduct in those situations in which conflicts are most likely to develop. If an employee has any doubt as to the propriety of any activity, he or she should consult the President or Regulatory Affairs Department.

                             The Code reflects the requirements of United
                             States law, Rule 17j-1 of the Investment Company Act of 1940, as amended on October 29,1999, as well as the recommendations issued by an industry study group in 1994, which were strongly supported by the SEC. The term "Employee" includes all employees and Partners.

Policy on Personal           Essentially, this policy requires that all personal
securities transactions      Securities Transactions (including acquisitions or
                             dispositions other than through a purchase or
                             sale) by all Employees must be cleared prior to execution. The only exceptions to this policy of prior clearance are noted below.
                             Definition of "Personal Securities Transactions"
                             The following transactions by Employees are considered "personal" under applicable SEC rules and therefore subject to this statement of policy:

                             1
                             Transactions for an Employee's own account, including IRA's.

                             2
                             Transactions for an account in which an Employee has indirect beneficial ownership, unless the Employee has no direct or indirect influence or control over the account. Accounts involving family (including husband, wife, minor children or other dependent relatives), or accounts in which an Employee has a beneficial interest (such as a trust of which the Employee is an income or principal beneficiary) are included within the meaning of "indirect beneficial interest".

                             If an Employee has a substantial measure of influence or control over an account, but neither the Employee nor the Employee's family has any direct or indirect beneficial interest (e.g., a trust for which the Employee is a trustee but not a direct or indirect beneficiary), the rules relating to personal securities transactions are not considered to be directly applicable. Therefore, prior clearance and subsequent reporting of such transactions are not required. In all transactions involving such an account an Employee should, however, conform to the spirit of these rules and avoid any activity which might appear to conflict with the investment company or counseling clients or with respect to the Employee's position within Wellington Management. In this regard, please note "Other Conflicts of Interest", found later in this Code of Ethics, which does apply to such situations.

Preclearance                 Except as specifically exempted in this section,
Required                     all Employees must clear personal securities
                             transactions prior to execution. This includes bonds, stocks (including closed end funds), convertibles, preferreds, options on securities, warrants, rights, etc., for domestic and foreign securities, whether publicly traded or privately placed. The only exceptions to this requirement are automatic dividend reinvestment and stock purchase plan acquisitions, broad based stock index and US government securities futures and options on such futures, transactions in open-end mutual funds, US Government securities, commercial paper, or non-volitional transactions.
                             Non- volitional transactions include gifts to an Employee over which the Employee has no control of the timing or transactions which result from corporate action applicable to all similar security holders (such as splits, tender offers, mergers, stock dividends, etc.). Please note, however, that most of these transactions must be reported even though they do not have to be precleared. See the following section on reporting obligations.

                             Clearance for transactions must be obtained by contacting the Director of Global Equity Trading or those personnel designated by him for this purpose. Requests for clearance and approval for transactions may be communicated orally or via email. The Trading Department will maintain a log of all requests for approval as coded confidential records of the firm. Private placements (including both securities and partnership interests) are subject to special clearance by the Director of Regulatory Affairs, Director of Enterprise Risk Management or the General Counsel, and the clearance will remain in effect for a reasonable period thereafter, not to exceed 90 days.

                             Clearance for personal securities transactions for publicly traded securities will be in effect for one trading day only. This "one trading day" policy is interpreted as follows:

                               o If clearance is granted at a time when the principal market in which the security trades is open, clearance is effective for the remainder of that trading day until the opening of that market on the following day.
                               o If clearance is granted at a time when the principal market in which the security trades is closed, clearance is effective for the next trading day until the opening of that market on the following day.

Filing of Reports            Records of personal securities transactions by
                             Employees will be maintained. All Employees are subject to the following reporting requirements:

                             1
                             Duplicate Brokerage Confirmations All Employees must require their securities brokers to send duplicate confirmations of their securities transactions to the Regulatory Affairs Department. Brokerage firms are accustomed to providing this service. Please contact Regulatory Affairs to obtain a form letter to request this service. Each employee must return to the Regulatory Affairs Department a completed form for each brokerage account that is used for personal securities transactions of the Employee. Employees should not send the completed forms to their brokers directly.

                             The form must be completed and returned to the Regulatory Affairs Department prior to any transactions being placed with the broker. The Regulatory Affairs Department will process the request in order to assure delivery of the confirms directly to the Department and to preserve the confidentiality of this information. When possible, the transaction confirmation filing requirement will be satisfied by electronic filings from securities depositories.

                             2
                             Filing of Quarterly Report of all "Personal
                             Securities Transactions" SEC rules require that a quarterly record of all personal securities transactions be submitted by each person subject to the Code's requirements and that this record be available for inspection. To comply with these rules, every Employee must file a quarterly personal securities transaction report within 10 calendar days after the end of each calendar quarter. Reports are filed electronically utilizing the firm's proprietary Personal Securities Transaction Reporting System (PSTRS) accessible to all Employees via the Wellington Management Intranet.

                             At the end of each calendar quarter, Employees will be notified of the filing requirement. Employees are responsible for submitting the quarterly report within the deadline established in the notice.

                             Transactions during the quarter indicated on brokerage confirmations or electronic filings are displayed on the Employee's reporting screen and must be affirmed if they are accurate. Holdings not acquired through a broker submitting confirmations must be entered manually. All Employees are required to submit a quarterly report, even if there were no reportable transactions during the quarter.

                             Employees must also provide information on any new brokerage account established during the quarter including the name of the broker, dealer or bank and the date the account was established.

                             IMPORTANT NOTE: The quarterly report must include the required information for all "personal securities transactions" as defined above, except transactions in open- end mutual funds, money market securities, US Government securities, and futures and options on futures on US government securities. Non-volitional transactions and those resulting from corporate actions must also be reported even though preclearance is not required and the nature of the transaction must be clearly specified in the report.

                             3
                             Certification of Compliance As part of the quarterly reporting process on PSTRS, Employees are required to confirm their compliance with the provisions of this Code of Ethics.

                             4

                             Filing of Personal Holding Report Annually, all Employees must file a schedule indicating their personal securities holdings as of December 31 of each year by the following January 30. SEC Rules require that this report include the title, number of shares and principal amount of each security held in an Employee's personal account, and the name of any broker, dealer or bank with whom the Employee maintains an account. "Securities" for purposes of this report are those which must be reported as indicated in the prior paragraph. Newly hired Employees are required to file a holding report within ten (10) days of joining the firm. Employees may indicate securities held in a brokerage account by attaching an account statement, but are not required to do so, since these statements contain additional information not required by the holding report.


                               5
                             Review of Reports
                             All reports filed in accordance with this section will be maintained and kept confidential by the Regulatory Affairs Department. Reports will be reviewed by the Director of Regulatory Affairs or personnel designated by her for this purpose.

Restrictions on              While all personal securities transactions must
"Personal Securities         be cleared prior to execution, the following
Transactions"                guidelines indicate which transactions will be
                             prohibited, discouraged, or subject to nearly automatic clearance. The clearance of personal securities transactions may also depend upon other circumstances, including the timing of the proposed transaction relative to transactions by our investment counseling or investment company clients; the nature of the securities and the parties involved in the transaction; and the percentage of securities involved in the transaction relative to ownership by clients. The word "clients" refers collectively to investment company clients and counseling clients. Employees are expected to be particularly sensitive to meeting the spirit as well as the letter of these restrictions.

                             Please note that these restrictions apply in the case of debt securities to the specific issue and in the case of common stock, not only to the common stock, but to any equity-related security of the same issuer including preferred stock, options, warrants, and convertible bonds. Also, a gift or transfer from you (an Employee) to a third party shall be subject to these restrictions, unless the donee or transferee represents that he or she has no present intention of selling the donated security.

                             1

                             No Employee may engage in personal transactions involving any securities which are:

                             o being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled. In addition, no Portfolio Manager may engage in a personal transaction involving any security for 7 days prior to, and 7 days following, a transaction in the same security for a client account managed by that Portfolio Manager without a special exemption. See "Exemptive Procedures" below. Portfolio Managers include all designated portfolio managers and others who have direct authority to make investment decisions to buy or sell securities, such as investment team members and analysts involved in Research Equity portfolios. All Employees who are considered Portfolio Managers will be so notified by the Regulatory Affairs Department.

                             o    the subject of a new or changed action
                                  recommendation from a research analyst until 10 business days following the issuance of such recommendation;

                             o the subject of a reiterated but unchanged recommendation from a research analyst until 2 business days following reissuance of the recommendation;

                             o actively contemplated for transactions on behalf of clients, even though no buy or sell orders have been placed. This restriction applies from the moment that an Employee has been informed in any fashion that any Portfolio Manager intends to purchase or sell a specific security. This is a particularly sensitive area and one in which each Employee must exercise caution to avoid actions which, to his or her knowledge, are in conflict or in competition with the interests of clients.

                             2
                             The Code of Ethics strongly discourages short term trading by Employees. In addition, no Employee may take a "short term trading" profit in a security, which means the sale of a security at a gain (or closing of a short position at a gain) within 60 days of its purchase, without a special exemption. See "Exemptive Procedures". The 60 day prohibition does not apply to transactions resulting in a loss, nor to futures or options on futures on broad-based securities indexes or US government securities.

                             3
                             No Employee engaged in equity or bond trading may engage in personal transactions involving any equity securities of any company whose primary business is that of a broker/dealer.

                             4
                             Subject to preclearance, Employees may engage in short sales, options, and margin transactions, but such transactions are strongly discouraged, particularly due to the 60 day short term profit-taking prohibition. Any Employee engaging in such transactions should also recognize the danger of being "frozen" or subject to a forced close out because of the general restrictions which apply to personal transactions as noted above. In specific case of hardship an exception may be granted by the Director of Regulatory Affairs or her designee upon approval of the Ethics Committee with respect to an otherwise "frozen" transaction.

                             5
                             No Employee may engage in personal transactions involving the purchase of any security on an initial public offering. This restriction also includes new issues resulting from spin-offs, municipal securities and thrift conversions, although in limited cases the purchase of such securities in an offering may be approved by the Director of Regulatory Affairs or her designee upon determining that approval would not violate any policy reflected in this Code. This restriction does not apply to open- end mutual funds, U. S. government issues or money market investments.

                             6
                             Employees may not purchase securities in private placements unless approval of the Director of Regulatory Affairs, Director of Enterprise Risk Management or the General Counsel has been obtained. This approval will be based upon a determination that the investment opportunity need not be reserved for clients, that the Employee is not being offered the investment opportunity due to his or her employment with Wellington Management and other relevant factors on a case-by- case basis. If the Employee has portfolio management or securities analysis responsibilities and is granted approval to purchase a private placement, he or she must disclose the privately placed holding later if asked to evaluate the issuer of the security. An independent review of the Employee's analytical work or decision to purchase the security for a client account will then be performed by another investment professional with no personal interest in the transaction.

Gifts and Other              Employees should not seek, accept or offer any
Sensitive Payments           gifts or favors of more than minimal value or any
                             preferential treatment in dealings with any client, broker/dealer, portfolio company, financial institution or any other organization with whom the firm transacts business. Occasional participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes are not prohibited. However, for both the Employee's protection and that of the firm it is extremely important that even the appearance of a possible conflict of interest be avoided. Extreme caution is to be exercised in any instance in which business related travel and lodgings are paid for other than by Wellington Management, and prior approval must be obtained from the Regulatory
                             Affairs Department.

                             Any question as to the propriety of such situations should be discussed with the Regulatory Affairs Department and any incident in which an Employee is encouraged to violate these provisions should be reported immediately. An explanation of all extraordinary travel, lodging and related meals and entertainment is to be reported in a brief memorandum to the Director of Regulatory Affairs.

                             Employees must not participate individually or on behalf of the firm, a subsidiary, or any client, directly or indirectly, in any of the following transactions:

                             1
                             Use of the firm's funds for political purposes.

                             2
                             Payment or receipt of bribes, kickbacks, or payment or receipt of any other amount with an understanding that part or all of such amount will be refunded or delivered to a third party in violation of any law applicable to the transaction.

                             3
                             Payments to government officials or employees (other than disbursements in the ordinary course of business for such legal purposes as payment of taxes).

                             4
                             Payment of compensation or fees in a manner the purpose of which is to assist the recipient to evade taxes, federal or state law, or other valid charges or restrictions applicable to such payment.

                             5
                             Use of the funds or assets of the firm or any subsidiary for any other unlawful or improper purpose.

Other Conflicts              Employees should also be aware that areas other
of Interest                  than personal securities transactions or gifts
                             and sensitive payments may involve conflicts of interest. The following should be regarded as examples of situations involving real or potential conflicts rather than a complete list of situations to avoid.

                             "Inside Information"
                             Specific reference is made to the firm's policy on the use of "inside information" which applies to personal securities transactions as well as to client transactions.

                             Use of Information
                             Information acquired in connection with
                             employment by the organization may not be used in any way which might be contrary to or in competition with the interests of clients. Employees are reminded that certain clients have specifically required their relationship with us to be treated confidentially.

                             Disclosure of Information
                             Information regarding actual or contemplated investment decisions, research priorities or client interests should not be disclosed to persons outside our organization and in no way can be used for personal gain.

                             Outside Activities
                             All outside relationships such as directorships or trusteeships of any kind or membership in investment organizations (e.g., an investment club) must be cleared by the Director of Regulatory Affairs prior to the acceptance of such a position. As a general matter, directorships in unaffiliated public companies or companies which may reasonably be expected to become public companies will not be authorized because of the potential for conflicts which may impede our freedom to act in the best interests of clients. Service with charitable organizations generally will be authorized, subject to considerations related to time required during working hours and use of proprietary information.

                             Exemptive Procedure
                             The Director of Regulatory Affairs, the Director of Enterprise Risk Management, the General Counsel or the Ethics Committee can grant exemptions from the personal trading restrictions in this Code upon determining that the transaction for which an exemption is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the size and holding period of the Employee's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the Employee's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors.

                             Any Employee wishing an exemption should submit a written request to the Director of Regulatory Affairs setting forth the pertinent facts and reasons why the employee believes that the exemption should be granted. Employees are cautioned that exemptions are intended to be exceptions, and repetitive exemptive applications by an Employee will not be well received.

                             Records of the approval of exemptions and the reasons for granting exemptions will be maintained by the Regulatory Affairs Department.

Compliance with the          Adherence to the Code of Ethics is considered a
Code of Ethics               basic condition of employment with our
                             organization. The Ethics Committee monitors compliance with the Code and reviews violations of the Code to determine what action or sanctions are appropriate.

                             Violations of the provisions regarding personal trading will presumptively be subject to being reversed in the case of a violative purchase, and to disgorgement of any profit realized from the position (net of transaction costs and capital gains taxes payable with respect to the transaction) by payment of the profit to any client disadvantaged by the transaction, or to a charitable organization, as determined by the Ethics Committee, unless the Employee establishes to the satisfaction of the Ethics Committee that under the particular circumstances disgorgement would be an unreasonable remedy for the violation.

                             Violations of the Code of Ethics may also adversely affect an Employee's career with Wellington Management with respect to such matters as compensation and advancement.

                             Employees must recognize that a serious violation of the Code of Ethics or related policies may result, at a minimum, in immediate dismissal. Since many provisions of the Code of Ethics also reflect provisions of the US securities laws, Employees should be aware that violations could also lead to regulatory enforcement action resulting in suspension or expulsion from the securities business, fines and penalties, and imprisonment.

                             Again, Wellington Management would like to emphasize the importance of obtaining prior clearance of all personal securities transactions, avoiding prohibited transactions, filing all required reports promptly and avoiding other situations which might involve even an apparent conflict of interest. Questions regarding interpretation of this policy or questions related to specific situations should be directed to the Regulatory Affairs Department or Ethics Committee.

                             Revised:   March 1, 2000